Exhibit 10.1

CERTAIN SCHEDULES AND EXHIBITS HAVE BEEN OMITTED PURSUANT TO ITEM 601(a)(5) OF REGULATION S-K. IN ADDITION, PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) of REGULATION S-K BECAUSE THEY (i) ARE NOT MATERIAL AND (ii) CONTAIN PERSONAL INFORMATION. THE COMPANY AGREES TO FILE SUPPLEMENTALLY TO THE COMMISSION AN UNREDACTED COPY OF THIS EXHIBIT, OR A COPY OF ANY OMITTED SCHEDULE OR EXHIBIT, UPON REQUEST. OMITTED SCHEDULES AND INFORMATION ARE REPRESENTED BY A [*].

Kindly MD, INC.

BOARD OF DIRECTORS - RETAINER AGREEMENT

This Retainer Agreement (the “Agreement”) is made effective as of May 23, 2024, between Kindly MD, Inc., a Utah corporation (“the Company,” or “KindlyMD,” or “Kindly”), with its principal place of business at 5097 S 900 E #100 Murray, UT 84117 and  Amy Powell (“Director”) with an address of [*]. The Company hereby engages Director to provide the services (“Services”) required of the Director under the Company’s Articles of Incorporation and By-Laws (“Articles and Bylaws”), as both may be amended from time, to time and under the Utah Corporation Law, the federal securities laws and other state and federal laws and regulations, as applicable, subject to (i) acceptance of the appointment; (ii) their representation that the warranties made in this Agreement are also true as to them; and (iii) their execution of the Company’s Proprietary Information and Inventions Agreement.

The Director agrees to provide services according to the following terms:

I.	Services Provided

Director is an independent contractor of the Company and will not be deemed an employee for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or otherwise. Director shall not hold themself out as an agent of the Company, or that they have authority to bind the Company, or enter into any agreement or incur any obligations on the Company’s behalf without explicit written authorization.

II.	No Conflict

Director represents and warrants that performance of the Services will not violate any agreement, or compromise any rights of any other party, or create a conflict, and that Director will not enter into any other agreement during the term of this Agreement that will create a conflict with this Agreement.

III.	Compliance with Insider Reporting Requirements and Trading Policies

Director will comply with the beneficial ownership reporting requirements set forth in Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable federal and state requirements, and will coordinating filing of required reports with the designated compliance officer of the Company.

With regard to trading in Company securities, Director will observe “blackout” periods established pursuant to the Company’s insider trading policies, as well as such other restrictions as may be adopted by the Board of Directors.

IV.	Company Information

The Company will supply, at no cost to the Director: periodic briefings on the business, director packages for each board and committee meeting, copies of minutes of meetings and any other materials that are required under the Company’s Articles and Bylaws or the charter of any committee of the Board on which the director serves and any other materials which may, by mutual agreement, be necessary for performing the services requested under this agreement.

V.	Director’s Warranties

The Director warrants that no other party has exclusive rights to his or her services in the specific areas described and that the Director is in no way compromising any rights or trust between any other party and the Director or creating a conflict of interest. The Director also warrants that no other agreement will be entered into that will create a conflict of interest with this agreement.

Throughout the term of this agreement and for a period of six months thereafter, the Director agrees he or she will not, without obtaining the Company’s prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with the Company business or products, including products in the development stage, accept employment or provide services to (including service as a member of a board of directors), or establish a business in competition with the Company.

VI.	Compensation

The Compensation Committee determine the amount of compensation retainer payment to be paid to the Director. Kindly shall pay Director in accordance with the customary practices of Kindly. The Director’s compensation and benefits shall be reviewed at least annually by the Compensation Committee of the Board and may be changed in the sole discretion of the Compensation Committee. If Kindly does not have a Compensation Committee, all references in this Agreement to the Compensation Committee shall be deemed to refer to the Board without the participation or attendance by the Employee unless such participation is required. For services provided, Director shall be compensated as follows:

A.	Cash Payment

For services rendered, Director shall be paid no less than $12,000 per year.

B.	Stock Grant

Director shall receive newly-issued, restricted stock of Kindly in the amount equal to $12,000 worth of shares of Kindly common stock. Payable in accordance with the customary stock issuance practices of Kindly, but not less than 45 days after the annual meeting of stockholders of the Company. Stock is subject to SEC rule 144 and issued at Par value.

C.	Stock Options.

Director shall be entitled to receive annually an Award of Nonqualified Stock Options under the Company’s 2022 Equity Incentive Plan to purchase Common Stock of the Company in an amount equal to twelve thousand dollars ($12,000) or greater, as determined by the Compensation Committee of the Board. For the initial term of this Agreement, the grant price will be equal to the IPO strike price. The grant price shall be reviewed at least annually by the Compensation Committee of the Board and may be changed in the sole discretion of the Compensation Committee.

D.	Expenses

The Company will reimburse the Director for reasonable expenses approved in advance, such approval not to be unreasonably withheld. Invoices for expenses, with receipt attached, shall be submitted. Such invoices must be approved by the Company’s Chief Financial Officer as to form and completeness.

VII.	Indemnification and Insurance

The Company will execute an indemnification agreement in favor of the Director in the form to be determined by the Compensation Committee. The Company does intend to obtain officers’ and Directors’ liability insurance coverage for Company officers and Directors.

VIII.	Term of Agreement

This agreement shall be in effect from the day the Company is listed on the Nasdaq Public Market through the date of the next annual meeting of stockholders of the Company, and until their successor is elected and qualified, or his or her earlier resignation or removal (“Current Term”). This agreement, at the option of the Company’s Board of Directors, may be renewed as of the date of the Director’s nomination for election or the Director’s reelection as a member of the Company’s Board of Director’s for the period of such new term for which the Director is reelected, or for such term as the Board of Directors may approve, as the case may be, unless the Board of Directors determines not to renew the Director’s Current Term. Any amendment to this agreement must be approved by a written action of the Company’s Board of Directors.

IX.	Termination

This agreement shall automatically terminate upon the death of the Director or his or her resignation or removal from, or failure to win election or reelection to, the Company’s Board of Directors.

In the event of any termination of this agreement, where this agreement is not renewed by the Board of Directors for an additional term, or the Director is removed from office, the Director agrees to return any materials transferred to the Director under this agreement except as may be necessary to fulfill any outstanding obligations hereunder. The Director agrees that the Company has the right of injunctive relief to enforce this provision.

The Company’s obligation in the event of such termination shall be to pay the Director the payments due hereunder through the date of termination.

Termination shall not relieve either party of its continuing obligation under this agreement with respect to confidentiality of proprietary information.

X.	Limitation of Liability

Under no circumstances shall the Company be liable to the Director for any consequential damages claimed by any other party as a result of representations made by the Director with respect to the Company which are different to those made by the Company.

Furthermore, except for the maintenance of confidentiality, neither party shall be liable to the other for delay in any performance, or for failure to render any performance under this agreement when such delay or failure is caused by Government regulations (whether or not valid), fire, strike, differences with workmen, illness of employees, flood, accident, or any other cause or causes beyond reasonable control of such delinquent party.

XI.	Confidentiality

The Director agrees to sign and abide by the Company’s Non-Compete, Non-Disclosure, and Non-Solicitation Agreement, a copy of which will be furnished to the Director.

XII.	Resolution of Disputes

Any dispute regarding the Agreement (including without limitation its validity, interpretation, performance, enforcement, termination and damages) shall be determined in accordance with the laws of the State of Utah, the United States of America. Any action under this paragraph shall not preclude any party hereto from seeking injunctive or other legal relief to which each party may be entitled.

XIII.	Sole Agreement

This Agreement (including agreements executed in substantially the form of the exhibits attached hereto) supersedes all prior or contemporaneous written or oral understandings or agreements, and may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

XIV.	Assignment

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

XV.	Notices

Any and all notices, requests and other communications required or permitted hereunder shall be in writing, sent by registered mail or by facsimile, to each of the parties at the addresses set forth above or the numbers set forth below:

The Director:

Amy Powell

The Company:

Attention: Tim Pickett 5097 S. 900 E. Suite 100

Murray, Utah 84117

Any such notice shall be deemed given when received and notice given by registered mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.

XVI.	Survival of Obligations

Notwithstanding the expiration or termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, the Company’s obligation to make any fees and expense payments required pursuant to Article VI hereof) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

XVII.	Severability

Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set for the above.

KINDLY MD, INC.
Tim Pickett, Director

/s/ Tim Pickett

/s/ Amy Powell
Director

-5-